UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015 (April 30, 2015)

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

MSCI Inc. (the “Company”) held its annual meeting of stockholders on April 30, 2015 (the “Annual Meeting”), in New York, New York. The issued and outstanding shares of the Company’s common stock, $0.01 par value per share, entitled to vote at the Annual Meeting consisted of 112,401,845 shares, each share being entitled to one vote. The following is a summary of the voting results for each matter presented to the shareholders:

(a)	Proposal 1 - Election of members of the Company’s Board of Directors

Director	For	Against	Abstain	Broker Non-Vote
Henry A. Fernandez	93,766,911	11,044,556	25,138	2,069,465
Robert G. Ashe	102,265,959	2,558,560	12,086	2,069,465
Benjamin F. duPont	96,220,741	8,603,466	12,398	2,069,465
Wayne Edmunds	104,591,889	232,730	11,986	2,069,465
D. Robert Hale	104,736,559	89,523	10,523	2,069,465
Alice W. Handy	96,238,103	8,586,615	11,887	2,069,465
Catherine R. Kinney	96,176,994	8,631,126	28,485	2,069,465
Wendy E. Lane	104,600,731	225,550	10,324	2,069,465
Linda H. Riefler	96,329,836	8,494,882	11,887	2,069,465
George W. Siguler	96,230,547	8,594,072	11,986	2,069,465
Patrick Tierney	96,228,164	8,596,144	12,297	2,069,465
Rodolphe M. Vallee	96,318,411	8,504,658	13,536	2,069,465

With respect to the foregoing Proposal 1, all of the directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

(b)	Proposal 2 – Approval, by non-binding vote, of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
97,801,713	5,851,882	1,183,010	2,069,465

The foregoing proposal 2 was approved.

(c)	Proposal 3 – Ratification of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2015.

For	Against	Abstain
103,801,953	1,526,565	1,577,552

The foregoing proposal 3 was ratified.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: May 1, 2015	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman, Chief Executive Officer and President